UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
 (Address of Principal Executive Offices)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement

On October 22, 2010, Prestige Brands Holdings, Inc. (the “Company”), its wholly-owned subsidiary Prestige Brands, Inc. (the “Issuer”), and certain subsidiaries of the Company entered into a purchase agreement (the “Purchase Agreement”) for an offering of $100 million in aggregate principal amount of Senior Notes due 2018 (the “New Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The New Notes, which priced on October 22, 2010, will yield proceeds to the Company of approximately $100,250,000 plus accrued interest at a rate of 8.25% per annum from October 1, 2010.  Interest on the New Notes will be payable semi-annually commencing April 1, 2011.  The New Notes will mature on April 1, 2018.  Delivery of, and payment for, the New Notes is anticipated to be made on or about November 1, 2010, or such later date as the purchasers may designate.  The New Notes will have the same terms and will be part of the same series as the Issuer’s existing 8.25% senior notes due 2018 issued in March 2010 (the “Existing Notes”).  See Item 1.01 of the Company's Current Report on Form 8-K filed with the Commission on March 30, 2010, which is incorporated herein by this reference.  The New Notes will, however, initially have a CUSIP number that is different from the CUSIP number for the Existing Notes, and will not be freely tradable and fungible with the Existing Notes for trading purposes until the restrictive legend on the New Notes is removed or the New Notes (or notes to be offered in exchange for the New Notes) are registered under the Securities Act.  The New Notes will be fully and unconditionally guaranteed by the Company and its domestic subsidiaries.

The New Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The obligations of the purchasers to purchase the New Notes are subject to customary terms and conditions, including accuracy of representations and warranties and receipt of legal opinions and certificates, in each case as set forth in the Purchase Agreement.

Item 7.01.  Regulation FD Disclosure.

On October 22, 2010, the Company announced via press release that its wholly-owned subsidiary Prestige Brands, Inc. is making a private offering of the New Notes.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index immediately following the Signature Page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC. (Registrant)

Date: October 22, 2010	By:	/s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 22, 2010, announcing a private placement offering by Prestige Brands, Inc. (furnished only)